[Letterhead]
                                CROSS & ROBINSON
                                ----------------
                            Accountants and Auditors


                         Consent of Independent Auditors

etravelserve.com, Inc.:

         We consent to the incorporation by reference in this Registration Statement of etravelserve.com, Inc. a Nevada corporation, formerly known as Revenge Marine, Inc. on Form S-8 relating to the etravelserve.com, Inc. Year 2000 Stock Plan of our report dated September 10, 1999 appearing in and incorporated by reference in the Annual Report on Form 10-K of Revenge Marine, Inc. for the year ended June 30, 1999 and to all references to our Firm included in this Registration Statement.

                                                    CROSS AND ROBINSON

                                                    /s/ Cross and Robinson
                                                    ----------------------
                                                    Certified Public Accountants
                                                    Tulsa, Oklahoma

January 31, 2000